Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com

FOR RELEASE 4:02 PM ET

TUESDAY, AUGUST 1, 2017

Lantheus Holdings, Inc. Reports 2017 Second Quarter Financial Results; Exceeds Second Quarter and Raises Full-Year 2017 Guidance

•	Posts Q2 revenue of $88.8 million; net income of $13.6 million and Adjusted EBITDA of $27.9 million, which includes the impact of receipt of an up-front payment of $5.0 million from GE Healthcare under the flurpiridaz F 18 collaboration and license agreement

•	DEFINITY® worldwide revenue increases 20% over prior year period

NORTH BILLERICA, Mass., August 1, 2017 – Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its second quarter ended June 30, 2017.

The Company’s worldwide revenues for the second quarter of 2017 totaled $88.8 million, which includes the impact of the one-time $5.0 million up-front payment from GE Healthcare under the flurpiridaz F 18 collaboration and license agreement. This represents an increase of 13.9% compared to $78.0 million for the prior year period, and exceeds second quarter guidance of $79 million to $82 million, which excluded the impact of the up-front payment received from GE Healthcare. Revenue results were also driven by 19.9% growth in worldwide sales of DEFINITY®, 5.8% growth in worldwide sales of TechneLite® and 17.0% growth in worldwide sales of Xenon compared to the second quarter of 2016.

Net income for the second quarter of 2017 totaled $13.6 million, or $0.35 per diluted share, compared to $7.4 million, or $0.24 per diluted share, for the second quarter of 2016. The increase is primarily attributable to the up-front payment from GE Healthcare as well as DEFINITY revenue growth and lower interest expense related to the refinancing of debt in March 2017. This was partially offset by increased operating expenses and the divestiture of the Company’s Australian radiopharmacy business during the third quarter of 2016.

The Company’s second quarter 2017 Adjusted EBITDA (as outlined in the GAAP to non-GAAP reconciliation provided below) was $27.9 million, or 31.5% of revenues, which includes the up-front payment from GE Healthcare. This compares to $21.4 million, or 27.5% of revenues, for the prior year period, and exceeded the previously provided second quarter guidance of $18 million to $20 million, which excluded the impact of the up-front payment received from GE Healthcare. In addition to the up-front payment under the GE Healthcare agreement, second quarter results were driven by DEFINITY worldwide revenue growth, partially offset by sales and marketing expenses attributable to sales growth in DEFINITY and costs related to strategic initiatives.

“For the quarter, we delivered strong financial results, exceeding our guidance,” commented Mary Anne Heino, President and CEO. “Steady growth of our flagship imaging agent, DEFINITY, complemented by performance of our nuclear medicine products portfolio, continues to drive our results. Therefore, we are updating our full-year guidance. Our priority for the remainder of the year is to build upon our first half success as we continue to invest in strategic initiatives for long-term growth.”

Outlook

The Company has increased its full-year 2017 worldwide revenue guidance range to $318 million to $322 million from $313 million to $318 million, and expects worldwide revenues in the range of $75 million to $78 million for the third quarter of 2017.

The Company has also increased its full-year 2017 guidance range for Adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, to $82 million to $85 million from $80 million to $83 million, measuring 25.5% to 26.7% of worldwide revenues. For the third quarter of 2017, the Company expects Adjusted EBITDA in the range of $17 million to $19 million.

The full-year guidance for both revenue and Adjusted EBITDA excludes the impact of the up-front payment received from GE Healthcare.

The Company’s guidance for worldwide revenues and Adjusted EBITDA are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from guidance. Forward-looking statements are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 4:30 p.m. Eastern Time today. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 55191482. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.

A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.

The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.

About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.

Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as revenues excluding the impact of foreign currency; adjusted operating income; adjusted net income; Adjusted EBITDA; adjusted net income per share - diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2017 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward- looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q). This press release includes forward-looking non-GAAP guidance for 2017 Adjusted EBITDA. No reconciliation of this forward-looking non-GAAP guidance was included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

– Tables Follow –

Lantheus Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data – unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues	$88,837	$77,966	$170,196	$154,440
Cost of goods sold	42,890	42,215	84,487	84,988

Gross profit	45,947	35,751	85,709	69,452

Operating expenses
Sales and marketing	11,603	9,843	21,817	19,150
General and administrative	11,203	9,238	23,473	18,751
Research and development	5,244	2,608	10,595	5,644

Total operating expenses	28,050	21,689	55,885	43,545
Gain on sale of assets	—	(117)	—	(5,945)

Operating income	17,897	14,179	29,824	31,852
Interest expense	4,285	6,983	9,705	14,008
Loss on extinguishment of debt	—	—	2,161	—
Other income	(552)	(401)	(1,129)	(466)

Income before income taxes	14,164	7,597	19,087	18,310
Provision for income taxes	569	247	1,354	637

Net income	$13,595	$7,350	$17,733	$17,673

Net income per common share outstanding:
Basic	$0.37	$0.24	$0.48	$0.58

Diluted	$0.35	$0.24	$0.46	$0.58

Weighted-average common shares:
Basic	37,235	30,378	37,063	30,373

Diluted	38,900	30,543	38,726	30,454

Lantheus Holdings, Inc.

Consolidated Segment Revenues Analysis

(in thousands – unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016	% Change	2017	2016	% Change
United States
DEFINITY	$39,211	$32,698	19.9%	$76,134	$63,491	19.9%
TechneLite	23,220	21,643	7.3%	46,529	43,376	7.3%
Xenon	7,925	6,773	17.0%	15,983	14,945	6.9%
Other	7,744	4,020	92.6%	10,481	8,255	27.0%

Total United States	78,100	65,134	19.9%	149,127	130,067	14.7%

International
DEFINITY	917	776	18.2%	1,706	1,405	21.4%
TechneLite	3,498	3,609	(3.1)%	7,015	6,712	4.5%
Xenon	2	1	100.0%	4	3	33.3%
Other	6,320	8,446	(25.2)%	12,344	16,253	(24.1)%

Total International	10,737	12,832	(16.3)%	21,069	24,373	(13.6)%

Worldwide
DEFINITY	40,128	33,474	19.9%	77,840	64,896	19.9%
TechneLite	26,718	25,252	5.8%	53,544	50,088	6.9%
Xenon	7,927	6,774	17.0%	15,987	14,948	7.0%
Other	14,064	12,466	12.8%	22,825	24,508	(6.9)%

Total Revenues	$88,837	$77,966	13.9%	$170,196	$154,440	10.2%

Lantheus Holdings, Inc.

Supplemental Revenue Information

(unaudited)

	June 30, 2017
	Quarter to Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	19.9%	22.4%	18.2%	20.0%	19.9%
TechneLite	7.3%	0.5%	(3.1)%	6.3%	5.8%
Xenon	17.0%	100.0%	100.0%	17.0%	17.0%
Other	92.6%	(24.5)%	(25.2)%	13.3%	12.8%

Total Revenues	19.9%	(14.6)%	(16.3)%	14.2%	13.9%

	June 30, 2017
	Year to Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	19.9%	21.7%	21.4%	20.0%	19.9%
TechneLite	7.3%	4.8%	4.5%	6.9%	6.9%
Xenon	6.9%	33.3%	33.3%	7.0%	7.0%
Other	27.0%	(24.0)%	(24.1)%	(6.8)%	(6.9)%

Total Revenues	14.7%	(13.4)%	(13.6)%	10.2%	10.2%

Lantheus Holdings, Inc.

Reconciliation of Revenues to Revenues Excluding the Impact of Foreign Currency

(in thousands – unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	International Revenues	Total Revenues	International Revenues	Total Revenues
Revenues	$10,737	$88,837	$21,069	$170,196
Currency impact as compared to prior period	217	217	34	34

Revenues, excluding the impact of foreign currency	$10,954	$89,054	$21,103	$170,230

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands – unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating income	$17,897	$14,179	$29,824	$31,852
Reconciling items impacting operating income:
Campus consolidation costs including depreciation	2,441	—	4,982	—
Offering and other costs	351	—	529	—
Non-recurring refinancing related fees	26	—	1,721	—
Gain on sale of assets	—	(117)	—	(5,945)

Adjusted operating income	$20,715	$14,062	$37,056	$25,907

Adjusted operating income, as a percentage revenues	23.3%	18.0%	21.8%	16.8%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$13,595	$7,350	$17,733	$17,673

Reconciling items impacting operating expenses:
Campus consolidation costs including depreciation	2,441	—	4,982	—
Offering and other costs	351	—	529	—
Non-recurring refinancing related fees	26	—	1,721	—
Gain on sale of assets	—	(117)	—	(5,945)
Reconciling items impacting non-operating expenses:
Loss on debt extinguishment	—	—	2,161	—

Adjusted net income	$16,413	$7,233	$27,126	$11,728

Adjusted net income, as a percentage of revenues	18.5%	9.3%	15.9%	7.6%

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data – unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income per share - diluted	$0.35	$0.24	$0.46	$0.58

Reconciling items impacting operating expenses:
Campus consolidation costs including depreciation	$0.06	$—	$0.13	$—
Offering and other costs	$0.01	$—	$0.01	$—
Non-recurring refinancing related fees	$—	$—	$0.04	$—
Gain on sale of assets	$—	$—	$—	$(0.19)
Reconciling items impacting non-operating expenses:
Loss on debt extinguishment	$—	$—	$0.06	$—

Adjusted net income per share - diluted	$0.42	$0.24	$0.70	$0.39

Weighted-average common shares outstanding – diluted	38,900	30,543	38,726	30,454

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$13,595	$7,350	$17,733	$17,673
Interest expense, net	4,280	6,978	9,697	13,996
Provision for income taxes(a)	78	107	374	201
Depreciation	3,450	2,222	7,964	4,229
Amortization of intangible assets	1,661	2,089	3,307	4,195

EBITDA	23,064	18,746	39,075	40,294
Stock and incentive plan compensation	1,510	916	2,802	1,488
Asset write-off(b)	961	349	1,273	846
Severance and recruiting costs(c)	228	762	367	1,431
Offering and other costs(d)	351	5	529	9
Campus consolidation costs	666	—	693	—
Debt refinancing costs	26	—	1,721	—
Extinguishment of debt	—	—	2,161	—
Gain on sales of assets	—	(117)	—	(5,945)
New manufacturer costs(e)	1,141	746	1,977	1,646

Adjusted EBITDA	$27,947	$21,407	$50,598	$39,769

Adjusted EBITDA, as a percentage of revenues	31.5%	27.5%	29.7%	25.8%

(a)	Represents provision for income taxes, less tax indemnification associated with BMS.
(b)	Represents non-cash losses incurred associated with the write-down of inventory and write-off of long-lived assets.
(c)	The amounts consist of severance and recruitment costs related to employees, executives and directors.
(d)	Represents offering costs incurred on behalf of certain shareholders pursuant to a registration rights agreement and other non-recurring costs.
(e)	Represents internal and external costs associated with establishing new manufacturing sources for our commercial and clinical candidate products.

Lantheus Holdings, Inc.

Reconciliation of Free Cash Flow

(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cash provided by operating activities	$20,567	$17,635	$26,091	$21,415
Capital expenditures	(3,402)	(736)	(8,301)	(2,388)

Free cash flow	$17,165	$16,899	$17,790	$19,027

Lantheus Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands – unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$57,154	$51,178
Accounts receivable, net	43,246	36,818
Inventory	21,151	17,640
Other current assets	4,072	5,183

Total current assets	125,623	110,819
Property, plant & equipment, net	91,863	94,187
Intangibles, net	13,456	15,118
Goodwill	15,714	15,714
Other long-term assets	21,222	20,060

Total assets	$267,878	$255,898

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt	$2,750	$3,650
Revolving line of credit	—	—
Accounts payable	17,674	18,940
Accrued expenses and other liabilities	22,640	21,249

Total current liabilities	43,064	43,839
Asset retirement obligations	9,891	9,370
Long-term debt, net	265,929	274,460
Other long-term liabilities	36,174	34,745

Total liabilities	355,058	362,414
Stockholders’ deficit	(87,180)	(106,516)

Total liabilities and stockholders’ deficit	$267,878	$255,898

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CONTACTS:

Investors

Gary Santo

Head of Capital Markets and Investor Relations

978-671-8960

Media

Meara Murphy

Director, Investor Relations and Corporate Communications

978-671-8508